Exhibit 21

Arcair Stoody Europe S.A. (Belgium)
Europa Building
Chorley North Industrial Park
Drumhead Road
Chorley Lancashire PR6 7BX England
BBM S.r.l. (Italy)
C&G Systems Holding, Inc.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017

C&G Systems, Inc.
1401 Glenlake
Itaska, IL  60143
Canadian Cylinder Company
2220 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Comet Property Holdings Inc.
Accra Bldg. 122 Gamboa Street
Lagaspi Village
Makati City, Philippines

Cigweld Pty Ltd.
73 Gower Street
Preston Victoria, 3072
Australia
Commercialization Metal Service Ltda
Piloto Lazo #90 Cerillos
Santiago, Chile
Comweld Malaysia SDN. BHD.
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia
Comweld (Philippines) Inc.
73 Gower Street
Preston Victoria 3072
Australia
Duxtech Pty Ltd.
73 Gower Street
Preston Victoria 3072
Australia
GENSET SpA
Thermadyne Italia S.P.A. fka PALCO, Italia S.P.A.
Via Stazione 5
Villanova d’Ardenghi
Pavia 27030 Italy
Maxweld & Braze Pty. Ltd.
Luton Road and Bristol Street
Benoni Industrial Sites
Benoni, South Africa 1501
MECO Holding Company

16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
O.C.I.M. S.r.l.
Via Benaco, 3
S. Giuliano Milanese (MI)
Milan, Italy 20098
Palco Trading Company
P.O. Box 34 - 35
Dubal, UAE
Philippine Welding Equipment, Inc.
Ground Floor, PWE Bldg.
North Road Jagobiao
Mandaue City
Cebu, Philippines
Pro Tip Corporation
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
PT Comweld Indonesia
Kawasan Industri Jababeka
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia
PT Thermadyne Utama Indonesia
Kawasan Industri Jababeka
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia
Quetack Pty Ltd. Trustee
73 Gower Street
Preston Victoria 3072
Australia
Quetala Pty Ltd. Unit Holder
73 Gower Street
Preston Victoria 3072
Australia
Quetala Unit Trust
73 Gower Street
Preston Victoria 3072
Australia
Solduras Soltec Ltda
Piloto Lazo #90 Cerrillos
Santiago 7278654 Chile
Stoody Company
5557 Nashville Road
Bowling Green, KY  42101

Tec.Mo. S.r.l.
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy
Tec. Mo. Control S.r.l.
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy
Thermadyne Asia/Pacific PTE Ltd.
UE Tech Park #02-03
8 Pandane Crescent

Singapore 128464
Thermadyne Asia SDN BHD (Malaysia)
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia
Thermadyne Australia Pty Ltd.
73 Gower Street
Preston Victoria 3072
Australia
Thermadyne Brazil Holdings, Ltd.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
Thermadyne Chile Holdings, Ltd.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
Thermadyne Cylinder Co.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
Thermadyne de Mexico S.A. de C.V.
Francisco del Paso y Troncoso 869
Col Los Reyes
Mexico City, Mexico 08620
Thermadyne do Brasil Ltda
Rau Marechal Deodro 597
Vila Paulo Apto 121
Sao Caetano Do Suls 09541300
Thermadyne Foreign Sales Corporation (Barbados)
c/o Price Waterhouse Corporate Services
Price Waterhouse Centre
Collymore Road, St. Michael, Barbados
Thermadyne Holdings Corporation
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
Thermadyne Hong Kong Limited
3rd Floor Block G Marigold Garden
12-14 Marigold Road
Kowloon
Hong Kong
Thermadyne Industries, Inc.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO  63017
Thermadyne Industries Ltd (UK)
Europa Building
3 Chorley North Industrial Park
Chorley Lancashire PR6 7BX England
Thermadyne International Corp.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Thermadyne Italia SRL
Via Gb Stucchi 66120A
Monza, Italy 20052
Thermadyne Japan Ltd.
4-3-18-201 Zuiko Higashi
Yodogawa-Ka

Osaka, Japan 533-0005
Thermadyne Korea, Ltd.
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
Malaysia

Thermadyne South Africa (Pty) Ltd.
Dba Unique Welding Alloys
Cason Road & Third Avenue
Boksburg North
South Africa 1460
Thermadyne South America Holdings, Ltd.
E&Y Corporate Services Ltd.
One Capital Place PO Box 1034
George Town Grand Cayman
Cayman Island
Thermadyne (Thailand) Co. Ltd.
Piansri Wattana Bldg. 29/9 Moo 14
Banga-Trad Road Rm 6 Bangkaew
Bangplee Samutprakarn Thailand 10540
Thermadyne Victor Ltda
Avenida Brazil 13629
Rio de Janeiro  RJ 21012 - 351
Brazil
Thermadyne Welding Products Canada, Ltd.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Thermal Arc, Inc.
5557 Nashville Road
Bowling Green, KY  42101

Thermal Arc Philippines Inc.
Ground Floor, PWE Building
North Road, Jagobiao
Mandaue City 6014
Cebu Philippines
Thermal Dynamics Corporation
Industrial Part #2
West Lebanon, NH  03784
Thermal Dynamics Europe, S.r.l.
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy
Tweco de Mexico SA de C.V.
Jesus Siqueiros 652
Col. Alvaro Obregon
Hermosillo Sonora, Mexico  83170
TWECO Products, Inc.
4200 West Harry
Wichita, KS  67209
Victor Equipment Company
2800 Old Airport Road
Denton, TX  76205
Victor Equipment de Mexico, S.A. de C.V.

Jesus Siqueiros #652
Colonia Alvaro Obregon
Hermosillo, Sonora, Mexico, 83170